Exhibit 99.1

Mattel, Inc.			333 Continental Boulevard El Segundo, California 90245 Phone: 1 (310) 252-2000 Facsimile: 1 (310) 252-2180

For Immediate Release	Contacts:	News Media Lisa Marie Bongiovanni 310-252-3524 LisaMarie.Bongiovanni@mattel.com	Securities Analysts Mike Salop 310-252-2703 Mike.Salop@mattel.com

MATTEL ANNOUNCES TERMINATION OF THE

REGULATORY WAITING PERIODS FOR RADICA TRANSACTION

EL SEGUNDO, Calif., August 31, 2006 – Mattel, Inc. (NYSE: MAT) today announced that on August 29, 2006, the Federal Trade Commission granted early termination of the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to Mattel’s proposed acquisition of Radica Games Limited (NASDAQ: RADA), which was previously announced on July 26, 2006. In addition, on August 30, 2006, the German Federal Cartel Office terminated the waiting period with respect to the proposed transaction pursuant to the German Act Against Restraints of Competition. Termination of the waiting periods satisfies one of the conditions for closing the proposed transaction, which is subject to approval of Radica shareholders and other customary closing conditions. It is expected that the transaction will be completed in the fourth quarter of 2006.

About Mattel Mattel, Inc., (NYSE: MAT, www.mattel.com) is the worldwide leader in the design, manufacture and marketing of toys and family products, including Barbie®, the most popular fashion doll ever introduced. The Mattel family is comprised of such best-selling brands as Hot Wheels®, Matchbox®, American Girl® and Tyco® R/C, as well as Fisher-Price® brands (www.fisher-price.com), including Little People®, Rescue Heroes®, Power Wheels® and a wide array of entertainment-inspired toy lines. With worldwide headquarters in El Segundo, Calif., Mattel employs more than 25,000 people in 42 countries and sells products in more than 150 nations throughout the world. Mattel’s vision is to be the world’s premier toy brands — today and tomorrow.

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Note: Forward-looking statements with respect to the completion of the transaction and the financial condition, results of operations and business of the company are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include, without limitation: uncertainty as to whether and in what timeframe the transaction will be completed, the failure to obtain the approval of Radica’s shareholders; the failure of either party to meet the closing conditions set forth in the definitive agreement; the ability to retain key personnel both before and after the transaction closes; ongoing relations between Radica and its suppliers, customers and other parties; costs and other issues with respect to integrating Radica, its products and its employees into Mattel and achieving expected synergies; dependence on the timely development, manufacture, introduction and customer acceptance of new products; the seasonality of the toy business; customer concentration and pricing; significant changes in buying and payment patterns of major customers, including as a result of bankruptcy and store closures; adverse changes in general economic conditions in the U.S. and internationally, including adverse changes in the retail environment, employment and the stock market; order predictability and supply chain management; the impact of competition, including from private label toys, on revenues and margins; the supply and cost of raw materials (including oil and resin prices), components, employee benefits and various services; the effect of currency exchange rate fluctuations on reportable income; risks associated with acquisitions and mergers; the possibility of product recalls and related costs; risks associated with foreign operations; negative results of litigation, governmental proceedings or environmental matters; changes in law and regulations; possible work stoppages, slowdowns or strikes; possible outbreaks of SARS, bird flu or other diseases; political developments and the threat or occurrence of war or terrorist acts; the possibility of catastrophic events; the inherent risk of new initiatives; and other risks and uncertainties as may be detailed from time to time in public announcements and SEC filings. This release contains forward-looking statements within the meaning of federal securities laws. Readers are cautioned not to place undue reliance on these forward looking statements and any such forward-looking statements are qualified in their entirety to the cautionary statements contained in this press release. Mattel does not update forward-looking statements and expressly disclaims any obligation to do so.